Results of Meeting of Shareholders

AXP VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                                   Shares Voted "For"         Shares Withholding Authority to Vote
Arne H. Carlson                      239,770,784.335                     11,314,471.990
Philip J. Carroll, Jr.               240,462,268.383                     10,622,987.942
Livio D. DeSimone                    240,277,921.973                     10,807,334.352
Barbara H. Fraser                    240,520,795.752                     10,564,460.573
Ira D. Hall                          240,506,775.060                     10,578,481.265
Heinz F. Hutter                      239,937,971.500                     11,147,284.825
Anne P. Jones                        240,270,196.488                     10,815,059.837
Stephen R. Lewis, Jr.                240,786,676.772                     10,298,579.553
Alan G. Quasha                       240,595,124.176                     10,490,132.149
Stephen W. Roszell                   240,602,339.553                     10,482,916.772
Alan K. Simpson                      239,429,532.660                     11,655,723.665
Alison Taunton-Rigby                 240,673,995.025                     10,411,261.300
William F. Truscott                  240,631,893.197                     10,453,363.128

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  218,184,971.244         24,444,021.950       8,456,263.131         0.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  28,837,408.306           2,384,101.800        878,571.163          0.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  28,791,231.314           2,048,849.300       1,260,000.655         0.000

4(d). To change the investment manager from IDS Life Insurance Company to American Express Financial Corporation.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  30,201,556.641            987,980.728         910,543.900          0.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP VARIABLE PORTFOLIO - MANAGED FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                                   Shares Voted "For"         Shares Withholding Authority to Vote
Arne H. Carlson                      239,770,784.335                     11,314,471.990
Philip J. Carroll, Jr.               240,462,268.383                     10,622,987.942
Livio D. DeSimone                    240,277,921.973                     10,807,334.352
Barbara H. Fraser                    240,520,795.752                     10,564,460.573
Ira D. Hall                          240,506,775.060                     10,578,481.265
Heinz F. Hutter                      239,937,971.500                     11,147,284.825
Anne P. Jones                        240,270,196.488                     10,815,059.837
Stephen R. Lewis, Jr.                240,786,676.772                     10,298,579.553
Alan G. Quasha                       240,595,124.176                     10,490,132.149
Stephen W. Roszell                   240,602,339.553                     10,482,916.772
Alan K. Simpson                      239,429,532.660                     11,655,723.665
Alison Taunton-Rigby                 240,673,995.025                     10,411,261.300
William F. Truscott                  240,631,893.197                     10,453,363.128

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  218,184,971.244         24,444,021.950       8,456,263.131         0.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  191,695,111.302         20,429,103.349       6,860,960.405         0.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(a). To add a performance incentive adjustment.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  193,420,576.280         18,039,566.247       7,525,032.529         0.000

4(d). To change the investment manager from IDS Life Insurance Company to American Express Financial Corporation.

Shares Voted "For"    Shares Voted "Against"    Abstentions    Broker Non-Votes
  202,183,848.957          9,692,374.946       7,108,951.153         0.000

* Denotes Registrant-wide proposals and voting results.